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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 7, 2003 relating to the financial statements and financial statement schedules of American States Water Company and Southern California Water Company, which appear in American States Water Company's and Southern California Water Company's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
Los Angeles, California
August 19, 2003